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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-9097, No. 33-18616 and No. 33-41947 on Forms S-8 and Registration Statement No. 33-70090 on Form S-3 of GoodMark Foods, Inc. of our report dated July 7, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of GoodMark Foods, Inc. for the year ended May 29, 1995.



Deloitte & Touche LLP

Raleigh, North Carolina
August 23, 1995